                                                               Exhibit (a)(1)(D)

                          CITADEL BROADCASTING COMPANY

                           OFFER TO PURCHASE FOR CASH
                                      AND
                            SOLICITATION OF CONSENTS
                                 IN RESPECT OF
                 13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK

HOLDERS OF SHARES MUST TENDER THEIR SHARES AND PROVIDE THEIR CONSENTS AT OR PRIOR TO 12:00 NOON, NEW YORK CITY TIME, ON MAY 18, 2001, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "CONSENT DATE") IN ORDER TO RECEIVE THE OFFER CONSIDERATION AND THE CONSENT PAYMENT. THIS OFFER WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON JUNE 26, 2001, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF SHARES MUST TENDER THEIR SHARES AND PROVIDE THEIR CONSENTS AT OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION. TENDERED SHARES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER, UNLESS REQUIRED BY APPLICABLE LAW. THE COMPANY INTENDS TO EXTEND THE OFFER, IF NECESSARY, SO THAT THE EXPIRATION DATE OCCURS NO EARLIER THAN FIVE BUSINESS DAYS FOLLOWING THE CONSENT DATE.

                                                                     May 4, 2001

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase for Cash and Consent Solicitation Statement of Citadel Broadcasting Company, a Nevada corporation (the "Company"), dated May 4, 2001 (the "Offer to Purchase") and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") in connection with the offer by the Company to purchase for cash (the "Offer"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Consent and Letter of Transmittal, all of the outstanding shares (collectively, the "Shares") of 13 1/4% Series B Exchangeable Preferred Stock of the Company (the "Preferred Stock"). In conjunction with the Offer, the Company is soliciting (the "Consent Solicitation") consents (the "Consents") to adopt the proposed amendments (the "Proposed Amendments") to the Certificate of Designations for the Preferred Stock (the "Certificate of Designations") as discussed in the Offer to Purchase.

    The total offer consideration for Shares tendered pursuant to the Offer (the "Offer Consideration") shall be the price (calculated as described in
Schedule I to the Offer to Purchase) equal to:

    - the present value, as of the payment date, of the dividends accruing from and including the payment date up to but not including January 1, 2002, the first date on which it is assumed that dividends will be paid in cash, determined on the basis of the Fixed Spread Yield (as defined below); PLUS

    - the present value, as of the payment date, of the dividends accruing from and including January 1, 2002, up to but not including July 1, 2002, the second date on which it is assumed that dividends will be paid in cash, determined on the basis of the Fixed Spread Yield; PLUS

    - the present value, as of the payment date, of the redemption payment on the earliest redemption date, which is 107.729% of the then effective liquidation preference per Share of Preferred Stock on July 1, 2002, which amount does not included accrued dividends payable on July 1, 2002, determined on the basis of the Fixed Spread Yield; DIVIDED BY

    - the aggregate number of Shares of Preferred Stock then outstanding; MINUS

    - the Consent Payment per Share of Preferred Stock.

    For purposes of calculating the Offer Consideration, the "Fixed Spread Yield" shall equal the sum of:

    - the yield on the 6 3/8% U.S. Treasury Note due June 30, 2002, as calculated by the dealer manager in accordance with standard market practice, based on the offer price for such reference security as of 2:00 p.m., New York City time, on June 11, 2001, the eleventh business day immediately preceding the scheduled Expiration Date (the "Price Determination Date"), as displayed on the applicable page of the Bloomberg Government Pricing Monitor (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the dealer manager shall select in its sole discretion); and

    - a fixed spread of 150 basis points.

    If you tender a fractional Share, the Company will pay you the Offer Consideration and, if you tender your Shares prior to the Consent Date, the Consent Payment per Share multiplied by that fraction of a Share.

    If you tender your Shares at or prior to the Consent Date, the Company will pay you a special consent payment of $2.00 per Share (the "Consent Payment") that is validly tendered and not withdrawn.

    The following table sets forth for the Preferred Stock, the CUSIP number, aggregate number of Shares outstanding, earliest redemption date, redemption price, Consent Payment, reference security, Bloomberg Page and fixed spread:

                            OUTSTANDING
                             AGGREGATE       EARLIEST
                             NUMBER OF      REDEMPTION   REDEMPTION   CONSENT                         BLOOMBERG
  CUSIP NO.                   SHARES           DATE        PRICE      PAYMENT    REFERENCE SECURITY     PAGE
  ---------               ---------------   ----------   ----------   --------   -------------------  ---------
       17285E 40 6         1,000,791.79      7/1/2002     107.729%     $2.00     6 3/8% U.S.           PX4
                                                                                 Treasury Note due
                                                                                 June 30, 2002


                                FIXED
  CUSIP NO.                    SPREAD
  ---------              -------------------
       17285E 40 6          150 basis points

    We are the registered holder of Shares held for your account. A tender of such Shares can be made and a Consent to the Proposed Amendments to the Certificate of Designations to effect the same may be given only by us as the registered holder and pursuant to your instructions. THE ENCLOSED CONSENT AND LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT OR TO DELIVER A CONSENT TO THE PROPOSED AMENDMENTS.

    We request that you advise us whether you wish us to tender any or all of the Shares held by us for your account and to deliver a Consent to the Proposed Amendments upon the terms and subject to the conditions set forth in the Offer to Purchase and the Consent and Letter of Transmittal.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to execute a Consent and Letter of Transmittal, tender your Shares and consent to the Proposed Amendments on your behalf in accordance with the terms of the Offer. THE DEADLINE FOR HOLDERS TO QUALIFY TO RECEIVE THE CONSENT PAYMENT ALONG WITH THE OFFER CONSIDERATION IS 12:00 NOON, NEW YORK CITY TIME, ON MAY 18, 2001.

    Tenders of Shares (and the related Consents) may be withdrawn at any time on or prior to the Expiration Date, but not thereafter (with certain limited exceptions which are set forth in the Offer to Purchase). Shares tendered after the Consent Date but before the Expiration Date may be withdrawn at any time on or prior to the Expiration Date, but not thereafter, unless required by applicable law. Consents may be revoked at any time on or prior to the Expiration Date, only if the previously tendered Shares are also withdrawn, but such revocation and withdrawal will deprive the holders of both the Consent Payment and the Offer Consideration. A WITHDRAWAL OF SHARES WILL NOT BE DEEMED TO BE A REVOCATION OF THE RELATED CONSENTS UNLESS THE HOLDER EXPRESSLY REQUESTS THE REVOCATION OF SUCH CONSENTS.

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
    Your attention is directed to the following:

        1. Upon the terms and subject to the conditions of the Offer, payment will be made for Shares accepted for payment in immediately available funds promptly following the Expiration Date.

        2. THE OFFER WILL EXPIRE ON THE EXPIRATION DATE. THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING THE COMPLETION OF THE MERGER BETWEEN FLCC ACQUISITION CORP. ("MERGER SUB") AND CITADEL COMMUNICATIONS CORPORATION ("CCC"), AND CERTAIN OTHER CONDITIONS AS DESCRIBED IN THE OFFER TO PURCHASE.

        3. Holders of Shares who desire to accept the Offer in respect of their Shares must deliver a Consent to the Proposed Amendments. To be valid, the tender of any Shares must be accompanied by delivery of a Consent to the Proposed Amendments.

        4. IF YOU DESIRE TO DELIVER A CONSENT WITH RESPECT TO ANY SHARES PURSUANT TO THE CONSENT SOLICITATION AND RECEIVE THE CONSENT PAYMENT AS WELL AS THE OFFER CONSIDERATION, WE MUST RECEIVE YOUR INSTRUCTIONS IN AMPLE TIME TO PERMIT US TO EFFECT A TENDER OF SHARES AND DELIVERY OF A CONSENT ON YOUR BEHALF PRIOR TO THE CONSENT DATE, UNLESS EXTENDED OR UNLESS THE OFFER IS EARLIER TERMINATED.

        5. If you desire to tender any Shares pursuant to the Offer and receive only the Offer Consideration but not the Consent Payment, we must receive your instructions in ample time to permit us to effect a tender of Shares on your behalf after the Consent Date and prior to the Expiration Date.

        6. Any transfer taxes payable applicable to the transfer and sale of any the Shares pursuant to the Offer will be paid by the Company, except as otherwise provided in the instructions to the Consent and Letter of Transmittal.

    If you wish to have us tender any or all of your Shares and deliver a Consent to the Proposed Amendments, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions is enclosed. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Shares held by us and registered in our name for your account or to deliver Consents.

    Pursuant to an Agreement and Plan of Merger dated as of January 15, 2001, as amended, between FLCC Holdings, Inc. ("Parent"), Merger Sub and CCC, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into CCC. As a result of such merger, CCC will become a wholly owned subsidiary of Parent. The completion of the merger will constitute a Change of Control (as defined in the Certificate of Designations) under the Certificate of Designations. Upon the occurrence of a Change of Control, the Company is required to advise all holders of Shares of their right to require the Company to repurchase any and all Shares at a cash price equal to 101% of the then effective liquidation preference, plus accrued and unpaid dividends, if any, to the date of repurchase (a "Change of Control Offer"). Any Shares remaining outstanding following the completion of the merger and a Change of Control Offer would remain equity securities of the Company. Based upon the Offer Consideration set forth in the Offer to Purchase, holders of Shares who tender their Shares pursuant to the Offer will receive a higher payment for their Shares, and will receive such payment at an earlier date, than if such Shares were repurchased by the Company pursuant to a Change of Control Offer. If the Proposed Amendments with respect to the Preferred Stock become effective, the covenant in the Certificate of Designations relating to a Change of Control Offer will be amended so that the Company would not be required to effect a separate and additional Change of Control Offer upon the completion of the merger between Merger Sub and CCC.

    The Offer is not being made to, and Consents are not being solicited from (nor will tenders of Shares be accepted from or on behalf of), holders in any jurisdiction in which the making of the Offer or acceptance for payment of the Shares would not be in compliance with the laws of that jurisdiction. However, the Company may, in its sole discretion, take such action as it may deem necessary or appropriate to make the Offer and solicit Consents in any such jurisdiction, and may extend the Offer to, solicit Consents from, and accept tenders of Shares from and on behalf of holders in that jurisdiction.

    IMPORTANT: THE CONSENT AND LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF), TOGETHER WITH THE SHARES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE BANK OF NEW YORK ON OR PRIOR TO THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE BOTH THE CONSENT PAYMENT AND THE OFFER CONSIDERATION. THE CONSENT AND LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF), TOGETHER WITH THE SHARES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY THE OFFER CONSIDERATION BUT NOT THE CONSENT PAYMENT.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase and the related Consent and Letter of Transmittal in connection with the Offer by the Company to purchase the Shares.

    The undersigned understands that, by execution and delivery hereof prior to July 1, 2001, the undersigned shall be deemed to have tendered the undersigned's right to any and all Shares that the undersigned has the right to receive as payment-in-kind dividends declared payable on, or will receive as payment-in-kind dividends issued on, the undersigned's Shares that are being tendered hereby.

    This will instruct you to (a) tender the Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Consent and Letter of Transmittal, and (b) deliver a Consent to the Proposed Amendments.

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                                   SIGN HERE

  ____________________________________________________________________________
                                   SIGNATURE

   __________________________________________________________________________
                  SIGNATURE (IF MORE THAN ONE ACCOUNT HOLDER)

   __________________________________________________________________________
                              NAME (PLEASE PRINT)

   __________________________________________________________________________
                              NAME (PLEASE PRINT)

   __________________________________________________________________________
                                    ADDRESS

   __________________________________________________________________________
                      TELEPHONE NO. (INCLUDING AREA CODE)

   __________________________________________________________________________
                            CITY, STATE AND ZIP CODE

   __________________________________________________________________________
                           MY ACCOUNT NUMBER WITH YOU

   __________________________________________________________________________
                   TAX IDENTIFICATION OR SOCIAL SECURITY NO.

                        DATED_____________________, 2001

  Number of Shares*, or fractions of a Share, to be tendered and as to which Consent is given:

  ____________________________________________________________________________

  * A holder tendering Shares must deliver a Consent to the Proposed Amendments pursuant to the terms of the Offer to Purchase and the Consent and Letter of Transmittal. If no number is indicated, the above signed will be deemed to have instructed us to tender (and to deliver a Consent in respect of) the entire number of Shares beneficially owned by the above signed.

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